Exhibit 99.1

First Quarter 2004 Results April 27, 2004

April 27, 2004 2 This presentation contains forward-looking statements that involve risks and uncertainties. The actual results of Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland; the availability and price of raw materials; competitive actions by other companies; changes in laws or regulations; the accuracy of judgments and estimates concerning the integration of acquired operations and Temple-Inland's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple-Inland.

First Quarter Results Income $ 13 $ (18) $ (39) EPS $ 0.24 $ (0.32) $ (0.71) 1st Qtr 1st Qtr 4th Qtr 2004 2003 2003 TIN 1st qtr. 2004 special items - total ($0.20 per share) - Impairment charge at Clarion MDF facility- $7 million ($.13 per share) - Project TIP & box plant closures - $4 million ($.07 per share) 3

First Quarter Results (cont'd) Net income (loss) per dil. share $ 0.24 $ (0.32) $ (0.71) Special items 0.20 0.11 1.11 Net income per dil. share $ 0.44 $ (0.21) $ 0.40 excluding special items Effective tax rate 39% 42% 30% 1st Qtr 4th Qtr 2004 2003 2003 4

First Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 10 $ 2 $ (5) Forest Products $ 32 $ (7) $ 35 Financial Services $ 53 $ 39 $ 54 $ 95 $ 34 $ 84 1st Qtr 1st Qtr 4th Qtr 2004 2003 2003 5

Corrugated Packaging Price Average box price down $38/ton vs. 1st qtr. 2003 and down $6/ton vs. 4th qtr. 2003 1st Qtr 1st Qtr 4th Qtr 2004 2003 2003 $ 10 $ 2 $ (5) Operating income (millions) 6

Corrugated Packaging (Cont'd) Volume On a volume per workday basis, shipments up 4.6% in 1st qtr. 2004 with 3 less box plants compared with 1st qtr. 2003 and up 0.5% compared to 4th qtr. 2003 levels On an actual basis, shipments up 7.9% in 1st qtr. 2004 with 3 less box plants compared with 1st qtr. 2003 and up 2.1% compared to 4th qtr. 2003 levels Industry shipments up 3.3% on a volume per workday basis in 1st qtr. 2004 compared with 1st qtr. 2003 but down 2.6% compared with 4th qtr. 2003 7

Corrugated Packaging (Cont'd) OCC OCC prices up $21/ton vs. 1st qtr. 2003 and up $12/ton vs. 4th qtr. 2003 Energy Energy costs down $3 million vs. 1st qtr. 2003 and up $4 million vs. 4th qtr. 2003 Pension - Pension expense up $2 million vs. 1st qtr. 2003 and 4th qtr. 2003 8

Forest Products 1st Qtr 1st Qtr 4th Qtr 2004 2003 2003 $32 $ (7) $ 35 Operating income (millions) Lumber - Average price up $49 vs. 1st qtr. 2003 and down $6 vs. 4th qtr. 2003 Volume up 19% vs. 1st qtr. 2003 and up 6% vs. 4th qtr. 2003 Current prices up approximately $40 vs. 1st qtr. 2004 9

Forest Products (Cont'd) Particleboard Average price up $28 vs. 1st qtr. 2003 and up $20 vs. 4th qtr. 2003 Volume up 3% vs. 1st qtr. 2003 and up 4% vs. 4th qtr. 2003 10

Forest Products (Cont'd) MDF - Average price up $6 vs. 1st qtr. 2003, and up $12 vs. 4th qtr. 2003 - Excluding the Clarion facility, volume up 14% vs. 1st qtr. 2003, and up 2% vs. 4th qtr. 2003 11

Forest Products (Cont'd) Gypsum - Average price up $24 vs. 1st qtr. 2003 and up $6 vs. 4th qtr. 2003 - Volume up 6% vs. 1st qtr. 2003 and flat vs. 4th qtr. 2003 High-Value Land Sales - $3 million from high-value land sales in 1st qtr. 2004 vs. $1 million in 1st qtr. 2003 and $5 million in 4th qtr. 2003 Average sales price for 1st qtr. 2004 approximately $8,000 per acre 12

Financial Services Improvement in 1st qtr. 2004 earnings compared with 1st qtr. 2003 due to: Increased spreads Lower loan loss provision Benefits from cost reduction initiatives 1st Qtr 1st Qtr 4th Qtr 2004 2003 2003 $ 53 $ 39 $ 54 Operating income (millions) 13

Comments Project TIP $12 million in savings through 1st qtr. 2004 Annual run rate of $48 million $60 million in annual savings from Project TIP consolidation and supply chain initiatives to be realized by year end 2004 and $75 million by year end 2005 14

Comments Box Plant Cost Improvement Initiatives - Headcount Reduction Over 300 positions eliminated in 4th qtr. 2003 resulting in annual savings of $20 million ($5 million in 1st qtr. 2004) - Box Plant Closures Dallas box plant closed during 1st qtr. 2004 Raleigh box plant closure announced March 1, 2004 15

Comments Mill Improvements - Mill production increased 9% compared with 1st qtr. 2003 due to elimination of mill downtime and process improvements. Increase in production consumed by our box plants. Natural Gas Consumption Reduced to less than 20 million MMBTU's in 2004 Further improvements are achievable through process improvements and targeted capital investment 16